EXHIBIT 4.1
-----------

                         SUNRISE TECHNOLOGIES, INC.
                           1997 STOCK OPTION PLAN

      1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

      2. Definitions. As used herein, the following definitions shall apply:

      "Applicable Laws" shall mean the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

      "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

      "Common Stock" shall mean the Common Stock of the Company.

      "Company" shall mean Sunrise Technologies International, Inc., a Delaware corporation.

      "Consultant" shall mean any person who is engaged by the Company or any parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether or not compensated for such services.

      "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interpreted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      "Covered Employee" shall mean an Employee who is, or in the opinion of the Board may become, a "covered employee" under Section 162(m)(3) of the Code at the time of the grant of an Option.

      "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

      "Option" shall mean a stock option granted pursuant to the Plan.

      "Optioned Stock" shall mean the Common Stock subject to an Option.

      "Optionee" shall mean an Employee or Consultant who receives an Option.

      "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      "Performance-Based Compensation" shall mean compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

      "Plan" shall mean this 1997 Stock Option Plan.

      "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

      "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.    Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be issued under Options granted under the Plan is three million five hundred thousand (3,500,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

      4.    Composition of Administrator.

            (a) Multiple Administrative Bodies. If permitted by the Applicable Laws, the Plan may (but need not) be administered by different administrative bodies with respect to Covered Employees (in connection with Performance-Based Compensation), directors, officers who are not directors and Consultants and Employees who are neither directors nor officers.

            (b) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the Applicable Laws, or B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

            (c) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

            (d) Administration With Respect To Covered Employees. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is composed solely of two or more Directors eligible under the Code to serve on a committee making grants qualifying as Performance-Based Compensation. In the case of such grants to Covered Employees, references to the "Board" shall be deemed to be references to such Committee or subcommittee.

            (e) General. Once a Committee has been appointed pursuant to subsection (b), (c) or (d) of this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

      5.    Eligibility.

            (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

            (b) The maximum aggregate number of Shares with respect to which Options may be granted to any Employee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 11, below. This Section 5(b) is intended to comply with the requirements for the award of Performance-Based Compensation applicable to stock options and shall be construed in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

            (c) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

            (d) Section 5(c) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(c) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a Nonstatutory Stock Option.

            (e) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

      7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

      8.    Exercise Price and Consideration.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                  (i)   In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                        (B)   granted to any Employee, the per Share
exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                  (ii)  In the case of a Nonstatutory Stock Option

                         (A)  granted to a person who, at the time of the
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                        (B) granted to any person, other than a Covered Employee, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant as determined by the Board.

                        (C) granted to any Covered Employee, the per Share exercise price shall be no less than the fair market value per Share on the date of grant as determined by the Board.

            (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the bid price (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

            (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

      9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

      An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (d)   Death of Optionee. In the event of the death of an
Optionee:

                  (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant twelve (12) months after the date of death, subject to the limitation set forth in Section 5(b); or

                  (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10.   Transferability of Options.

            (a) Incentive Stock Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Incentive Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10(a).

            (b) Nonstatutory Stock Options. Nonstatutory Stock Options may permit transfer of all or a portion of the Option by such Optionee to
(i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with
Section 10(a). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 8(c) hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 9 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Sections 9(b), (c) and (d).

      11.   Adjustments Upon Changes in Capitalization or Merger.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

            (c) Merger or Asset Sale. In the event of the proposed sale of substantially all of the assets of the Company or a merger of the Company, in which the Company is not the surviving entity:

                  (i) Options. Each Option shall be assumed or an equivalent option shall be substituted by such successor corporation (including as a "Successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of such successor corporation. In the event that the successor corporation or a parent or subsidiary of such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, as soon as practicable prior to the effective date of such transaction, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares that would not otherwise be exercisable. In such event the Board shall notify the Optionee as soon as practicable prior to the effective date of such transaction that the Option shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or Parent, the Board may, with the consent of the successor corporation, provide for the consideration received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

                  (ii) Shares Subject to Repurchase Option. Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash or other securities or property) received in the merger or asset sale by the holders of Common Stock for each Share held on the effective date of the transaction, as described in the preceding paragraph. If the Optionee receives shares of stock of the successor corporation or a parent or subsidiary of such successor corporation in exchange for Shares subject to a repurchase option, such exchanged shares shall continue to be subject to the repurchase option as provided in the restricted stock purchase agreement.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

      13.   Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      17. Shareholder Approval. Continuance of the Plan with respect to the grant of Incentive Stock Options and grants to Covered Employees shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted, and such stockholder approval shall be a condition to the right of a Covered Employee to receive Performance-Based Compensation hereunder. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

      18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

      19.   Miscellaneous.

            (a) Code Section 162(m). In the sole discretion of the Committee, Agreements may provide that, in the event Code Section 162(m), or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by Company for all or part of any compensation attributable to an Option under the Plan, an Employee's exercise of an Option, to the extent that the exercise would result in compensation that would not be deductible by Company, shall be deferred until the next succeeding year or years in which the Employee's remuneration either does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

            (b) Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.
The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

            (c) Pooling. If any Option, or any provision of any Option, granted under the Plan would prevent transaction from being account for as a pooling of interests (in the opinion of the Company's accountants), the Option, or the provision shall be void. No consent shall be required to void the Option or the provision.

                  SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                      INCENTIVE STOCK OPTION AGREEMENT


      Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), has granted to [EMPLOYEE.NAME] (the "Optionee"), an option (the "Option") to purchase a total of [NO.SHARES] shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Sunrise Technologies, Inc. 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

      1. Nature of the Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

      2. Exercise Price. The exercise price is [EXERCISE.PRICE] for each share of Common Stock, which price in not less than the fair market value per share of the Common Stock on the date of grant. [EXERCISE PRICE MUST BE NO LESS THAN 110% OF FMV IF GRANTED TO EMPLOYEE OWNING MORE THAN 10% OF VOTING POWER OF ALL CLASSES OF STOCK.]

      3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

            (i) Right to Exercise.

                  (a) Subject to subsections 3(i), (b), (c), (d) and (e) below, this Option shall be exercisable cumulatively, to the extent of 1/4 of the Shares subject to the Option at the end of the first 12-month period following the vesting start date and 1/36 of the Shares subject to the Option for each full calendar month thereafter. [THIS PARAGRAPH MUST BE TAILORED]

                  (b) This Option may not be exercised for a fraction of a share.

                  (c) In the event of Optionee's death, disability (as defined in Section 8 below) or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsections 3(i) (d) and (e).

                  (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

                  (e) In no event may this Option be exercisable at a time or times which, when this Option is aggregated with all other incentive options granted to Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year. To the extent this Option would otherwise have become exercisable in a year but for this subsection 3(i)(e) (the "Excess Shares"), it shall become exercisable for the Excess Shares in the first succeeding year that the provisions of subsection 3(i)(e) would not thereby be violated.

            (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.

      The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in a form acceptable to the Company, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

      5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
Board:

            (i)   cash;

            (ii)  check;

            (iii) delivery of a promissory note (the "Note") of Optionee in the amount of the exercise price together with the execution and delivery by the Optionee of the Security Agreement, attached hereto as Exhibit A; the Note shall be in the form attached hereto as Exhibit B, shall contain the terms and be payable as set forth therein, shall bear interest at a rate (compounded semiannually) not less than the rate required to ensure that there will be no "unstated interest" with respect to the purchase of shares under this Option, pursuant to the applicable provisions of the Code and the regulations in effect thereunder at the time of such purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement; or

            (iv) surrender of other shares of Common Stock of the Company which: (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company; and (B) have a fair market value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised.

      6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board.

      As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      7. Termination of Status as an Employee. In the event of termination of Optionee's Continuous Status as an Employee, as defined by the Plan, he may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate. [PLAN ALLOWS EXTENSION OF EXERCISE PERIOD TO MAXIMUM OF THREE MONTHS IF SO DETERMINED BY THE BOARD AT TIME OF GRANT. THIS SECTION MAY NEED TO BE MODIFIED.]

      8.    Disability of Optionee.  Notwithstanding the provisions of
Section 7 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22 (e) (3) of the Code), he may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate. [PLAN ALLOWS EXTENSION OF THE PERIOD TO MAXIMUM OF TWELVE MONTHS IF SO DETERMINED BY THE BOARD AT TIME OF GRANT. THIS SECTION MAY NEED TO BE MODIFIED.]

      9.    Death of Optionee.  In the event of the death of Optionee:

            (i) During the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee twelve
(12) months after the date of death, subject to the limitations contained in Section 3 (i) (e) above; or

            (ii) Within thirty (30) days after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      11.   Term of Option.  This Option may not be exercised more than ten
(10) years (five (5) years if Optionee owns, immediately before the Option is granted, stock representing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option. [PLAN ALLOWS AGREEMENT TO PROVIDE FOR SHORTER TERM. THIS SECTION MAY NEED TO BE MODIFIED]

      12. Early Disposition of Stock. Optionee understands that if he disposes of any shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the option's exercise price and the fair market value at the time of the option exercise. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% stockholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, he will recognize as capital gains income the difference between the amount received in such disposition over the basis in the option stock.

DATE OF GRANT: [GRANT.DATE]

VESTING START DATE: [VEST.DATE]

                              Sunrise Technologies International, Inc.,
                              A Delaware corporation



                              By:         _________________________
                              Title:      _________________________

       OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES
PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1997 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.
Dated: __________, ____.      _________________________________________
                              [EMPLOYEE.NAME]

                              Residence Address:
                              _________________________________________
                              _________________________________________

                                  EXHIBIT A

                             SECURITY AGREEMENT

      This Security Agreement is made as of __________, _____ between Sunrise Technologies International, Inc., a Delaware corporation
("Pledgee"), and __________("Pledgor").

                                  Recitals

      Pursuant to Pledgor's election to purchase Shares, as hereinafter defined, under the Stock Option Agreement dated __________, _____ (the "Option Agreement"), between Pledgor and Pledgee under Pledgee's 1997 Stock Option Plan, and Pledgor's election under the terms of the Option Agreement to pay for such shares with his promissory note (the "Note"), Pledgor has purchased __________ shares of Pledgee's Common Stock (the "Shares") at a price of $__________ per share, for a total purchase price of $__________ per share, for a total purchase price of $__________. The Note and the obligations hereunder are as set forth in Exhibit B to the Option Agreement.

      NOW, THEREFORE, it is agreed as follows:

      1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Commercial Code of the State of California, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number __________, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

      The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option Agreement, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

      2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

            (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

            (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

            (c) Margin Regulations. In the event that Pledgee's Common Stock becomes margin-listed by the Federal Reserve Board subsequent to the execution of this Security Agreement, and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

      3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

      4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

      5. Warrants and Rights. In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued in connection with the pledged Shares, such rights, warrants and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

      6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

            (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

            (b) Pledgor fails to perform any of the covenants set forth in the Option Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

      In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue his remedies under the Commercial Code of the State of California.

      7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

      8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

      9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

      10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

      11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

      12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

      14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"PLEDGOR"                           ______________________________
                                    Address:  ____________________

"PLEDGEE"                           SUNRISE TECHNOLOGIES
                                    INTERNATIONAL, INC.,
                                    a  Delaware corporation


                                    By:         ____________________
                                    Title:      ____________________

 "PLEDGEHOLDER"                     ______________________________
                                    Secretary of Sunrise Technologies
                                    International, Inc.

                                  EXHIBIT B

                              INSTALLMENT NOTE

      FOR VALUE RECEIVED,______________________ promises to pay to Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), or order, the principal sum of __________ Dollars ($__________), together with interest on the unpaid principal hereof from the date hereof at the prime rate of __________ percent (_____%) per annum, compounded semiannually.

      Principal and interest shall be due and payable within 30 days. Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, or should the undersigned's employment or consulting relationship with the Company be terminated for any reason (or for no reason), the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

      The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

      This Note is subject to the terms of a Stock Option Agreement, dated as of __________, _____. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof. Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

      The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this
Note in the event of default.

      The undersigned understands that the one-year holding period under Rule 144 of the Securities Act of 1933, as amended, generally will not begin to run until this Note has been paid in full.


                              ________________________________________

                                  EXHIBIT C

                     INVESTMENT REPRESENTATION STATEMENT

PURCHASER:        ________________________________________

COMPANY:          SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

SECURITY:         COMMON STOCK

AMOUNT:           ___________ SHARES

      In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

      (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act")

      (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for any fixed period in the future, including but not limited to, the minimum capital gains period specified under tax statutes, for a deferred sale, or until an increase or decrease in the market price of the Securities, or for a period of one year, or any other fixed period in the future.

      (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

      (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or a non-affiliate who has held the securities less than two years; and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

      (e) I agree, in connection with a public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

      (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                    ___________________________________
                                          (Signature of Purchaser)

                                    Date:  __________, _____.